Exhibit 15.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to Registration Statements on Form S-8 (No. 333-293074, 333-280778, 333-268653, 333-239474 and 333-229716) and on Form F-3 (No. 333-276709, 333-286221 and 333-292104) of our report dated March 25, 2026, relating to the financial statements of Foresight Autonomous Holdings Ltd. (the “Company”) appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 25, 2026